As filed with the Securities and Exchange Commission on December 21, 1999
                                                Registration No.333-____________
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                                   ----------
                                    FORM S-3
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                          LIGHTPATH TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)


         DELAWARE                         3674                   86-0708398
(State or other jurisdiction of (Primary Standard Industrial (I.R.S. Employer incorporation or organization) Classification Code Number) Identification No.)


         6820 Academy Parkway East, N.E., Albuquerque, New Mexico 87109
                                 (505) 342-1100
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                  Donald Lawson
                             Chief Executive Officer
                          Lightpath Technologies, Inc.
                         6820 Academy Parkway East, N.E.
                          Albuquerque, New Mexico 87109
                                 (505) 342-1100
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                    Copy to:
                            Nina Lopez Gordian, Esq.
                         Squire, Sanders & Dempsey L.L.P.
                                 350 Park Avenue
                            New York, New York 10022
                            Telephone: (212) 872-9800
                            Facsimile: (212) 872-9815

     APPROXIMATE DATE OF PROPOSED SALE TO PUBLIC: As soon as practicable after the effective date of this Registration Statement.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462 (b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] 333-47905
     If this Form is a post-effective amendment filed pursuant to Rule 462 (c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________
     If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ] __________

                         CALCULATION OF REGISTRATION FEE
================================================================================
                                      Proposed Maximum   Proposed     Amount of
Title of Securities    Amount to be    Aggregate Price   Offering   Registration
 to be Registered       Registered        Per Unit *      Price         Fee
--------------------------------------------------------------------------------
Class A Common Stock,
  $.01 par value
  per share             240,000(1)          $8.56       $2,054,400     $542.36
--------------------------------------------------------------------------------
* Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act of 1933, as amended, pursuant to Rules 457 (c) under the Securities Act, on the basis of the average of the bid and asked prices for shares of Common Stock as reported by the Nasdaq SmallCap Market on December 3, 1999.
(1) Represents estimated maximum number of shares issuable upon conversion of outstanding Class G and H Warrants.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
================================================================================

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     This registration statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the Registration Statement on Form S-3 (Reg. No. 333-47905) filed by LightPath Technologies, Inc. (the "Company") with the Securities Exchange Commission, including the exhibits thereto and all documents incorporated therein by reference, are incorporated herein by reference.

                                    EXPERTS

     Our financial statements as of June 30, 1999 and 1998, and for the years then ended, have been incorporated by reference in this Prospectus in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

     The report of KPMG LLP covering the June 30, 1999, financial statements contains an explanatory paragraph that states that the Company's recurring losses from operations and resulting continued dependence on external sources of capital raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of that uncertainty.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 16. EXHIBITS

     All exhibits filed with or incorporated by reference in Registration Statement No. 333-47905 are incorporated by reference into, and shall be deemed part of, this registration statement, except the following exhibits which are filed herewith:

    Exhibit No.                            Description
    -----------                            -----------

       4.1 Agreement to Amend Warrants, dated as of November 2, 1999, among LightPath Technologies, Inc. and the holders named therein (1)

       4.2    First Amendment to Class G Warrants,  dated as of November 2, 1999
              (1)

       5      Opinion of Squire, Sanders & Dempsey L.L.P.

       23.1   Consent of KPMG LLP

       23.2   Consent of Squire,  Sanders & Dempsey L.L.P.  (included in
              Exhibit 5)

----------
(1)    This  exhibit  modifies the Form of Class G Warrant  previously  filed as
       Exhibit 4.7 to the Registrant's registration statement on Form S-3 (File No. 333-47905) and incorporated herein by reference.

                                   SIGNATURES

     In accordance with the requirement of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and duly authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Albuquerque and State of New Mexico on December 20, 1999.

                                       LIGHTPATH TECHNOLOGIES, INC.,
                                       a Delaware corporation


                                       By: /s/ Donald E. Lawson
                                           -------------------------------------
                                           Donald E. Lawson
                                           Chief Executive Officer

     In accordance with the requirement of the Securities Act of 1933, this Registration Statement was signed below by the following persons in the capacities and on the dates stated.

        Signature                       Title                         Date
        ---------                       -----                         ----


/s/ Donald E. Lawson          CEO, President and Treasurer     December 20, 1999
--------------------------    (Principal Executive, Financial
Donald E. Lawson              and Accounting Officer)


/s/ Robert Ripp               Chairman of the Board            December 20, 1999
--------------------------
Robert Ripp


/s/ Leslie A. Danziger        Director                         December 20, 1999
--------------------------
Leslie A. Danziger


/s/ James A. Adler, Jr.       Director                         December 20, 1999
--------------------------
James A. Adler, Jr.


/s/ Louis Leeburg             Director                         December 20, 1999
--------------------------
Louis Leeburg

/s/ Katherine Dietze          Director                         December 20, 1999
--------------------------
Katherine Dietze


/s/ James A. Wimbush          Director                         December 20, 1999
--------------------------
James A. Wimbush